Exhibit 10.1

Amendment No. 1 to

Transition Services Agreement

Reference is made to that certain Transition Services Agreement dated as of March 22, 2012 (the “Agreement), entered into by and between WMI Holdings Corp. (the “Company”) and WMI Liquidating Trust (the “Trust”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

The Company and the Trust hereby agree to amend and restate Section 9.1 of the Agreement in its entirety to read as follows:

“Section 9.1. Term of Agreement. Except as otherwise provided in Schedules A or B, this Agreement shall become effective, and each Service shall commence, on the Effective Date, and this Agreement shall remain in force, and each Service shall continue, until March 31, 2013 (the “Term”). Upon the expiration of the Term, this Agreement will automatically renew for successive additional terms of three (3) months each (each a “Three-Month Extension”) unless notice of non-renewal is given in writing by either party to the other party at least thirty (30) days prior to the expiration of the Term or any Three Month Extension, or unless otherwise earlier terminated as provided in this Article IX or extended by the parties in writing.”

The parties also agree to amend Schedule B to the Agreement by deleting in its entirety the first “bullet” under “General Services”. As a result of the foregoing, the parties agree and acknowledge that the Trust’s personnel no longer use or require access to the “WMI benefits (Employee Plans) contract” as contemplated by such bullet.

The parties agree that this Amendment shall be given effect as and from September 18, 2012. Except as amended as set forth in this Amendment, the parties agree that the Agreement shall remain unchanged and otherwise in full force and effect. This Amendment shall be governed by the law of the State of Washington. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the day and year first written above.

WMI LIQUIDATING TRUST

By:	/s/ Charles Edward Smith
Name:	Charles Edward Smith
Title:	General Counsel

WMI HOLDINGS CORP.

By:	/s/ Michael Willingham
Name:	Michael Willingham
Title:	Chairman